CLAYTON WILLIAMS ENERGY, INC.

FOR IMMEDIATE RELEASE
Thursday, April 18, 2013

CLAYTON WILLIAMS ENERGY, INC. AGREES TO MONETIZE
ANDREWS COUNTY WOLFBERRY ASSETS

Midland, Texas, April 18, 2013 (BUSINESS WIRE) - Clayton Williams Energy, Inc. (the “Company”) (NASDAQ–CWEI) today announced that it had entered into a transaction with a financial investor to monetize 95% of its Wolfberry oil and gas reserves, leasehold interests and facilities located in Andrews County, Texas (the “Assets”) for $214 million, subject to customary closing adjustments. The Company will use the proceeds from the transaction to reduce the amount outstanding on its revolving bank credit facility. At closing of the transaction, the borrowing base under the facility will be reduced from $585 million to $470 million to account for the release of collateral, providing the Company with approximately $99 million of additional availability under the facility. Closing is expected to occur on April 24, 2013.

In connection with the transaction, the Company will contribute 5% of the Assets to a newly formed limited partnership in exchange for a 5% general partner interest, and the partnership will purchase the remaining 95% of the Assets from the Company. The partnership will obtain the proceeds from the investor in exchange for a 95% limited partner interest.

The Assets accounted for approximately 21% of the Company’s total proved reserves at December 31, 2012 and approximately 16% of its total oil and gas production for the quarter ended December 31, 2012.

Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical or current facts, that address activities, events, outcomes and other matters that we plan, expect, intend, assume, believe, budget, predict, forecast, project, estimate or anticipate (and other similar expressions) will, should or may occur in the future are forward-looking statements.  These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events.  The Company cautions that its future natural gas and liquids production, revenues, cash flows, liquidity, plans for future operations, expenses, outlook for oil and natural gas prices, timing of capital expenditures and other forward-looking statements are subject to all of the risks and uncertainties, many of which are beyond our control, incident to the exploration for and development, production and marketing of oil and gas.

These risks include, but are not limited to, the possibility of unsuccessful exploration and development drilling activities, our ability to replace and sustain production, commodity price volatility, domestic and worldwide economic conditions, the availability of capital on economic terms to fund our capital expenditures and acquisitions, our level of indebtedness, the impact of the current economic recession on our business operations, financial condition and ability to raise capital, declines in the value of our oil and gas properties resulting in a decrease in our borrowing base under our credit facility and impairments, the ability of financial counterparties to perform or fulfill their obligations under existing agreements, the uncertainty inherent in estimating proved oil and gas reserves and in projecting future rates of production and timing of development expenditures, drilling and other operating risks, lack of availability of goods and services, regulatory and environmental risks associated with drilling and production activities, the adverse effects of changes in applicable tax, environmental and other regulatory legislation, and other risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Patti Hollums    Michael L. Pollard
Director of Investor Relations    Chief Financial Officer
(432) 688-3419    (432) 688-3029
e-mail: cwei@claytonwilliams.com
website: www.claytonwilliams.com